Shore Bancshares Reports 2018 Results

EASTON, Md., Jan. 31, 2019 /PRNewswire/ -- Shore Bancshares, Inc. (NASDAQ: SHBI) reported net income of $12.094 million or $0.95 per diluted common share for the fourth quarter of 2018, which included the sale of its retail insurance business, Avon Dixon, LLC ("Avon") on December 31, 2018 for net proceeds of $25.2 million and a net gain after tax of $8.2 million, or $0.64 per diluted common share. Absent the sale of Avon, the Company reported net income of $3.905 million or $0.31 per diluted common share for the fourth quarter of 2018. This compared to net income of $4.454 million or $0.35 per diluted common share for the third quarter of 2018, and net income of $2.698 million or $0.21 per diluted common share for the fourth quarter of 2017. The Company reported net income of $24.997 million or $1.96 per diluted common share for fiscal year 2018. Excluding the sale of Avon, the Company reported net income of $16.832 million or $1.32 per diluted common share for fiscal year 2018. This compared to net income of $11.262 million, or $0.89 per diluted common share for fiscal year 2017, an increase of $5.6 million, or $0.43 per diluted common share.

When comparing the fourth quarter of 2018 to the third quarter of 2018, excluding the sale of Avon, net income decreased due to higher interest expenses on deposits and borrowings coupled with a higher provision for credit losses. When comparing the fourth quarter of 2018 to the fourth quarter of 2017, excluding the sale of Avon, the improved results were driven by an increase in net interest income due to higher loan volume, partially offset by an increase in interest expenses which included competitive pressure to increase core deposit rates. When comparing fiscal year 2018 to fiscal year 2017, excluding the sale of Avon, improved earnings were due to increases in net interest income of $5.1 million and noninterest income of $603 thousand. In addition, the provision for credit losses declined $617 thousand. Partially offsetting these positive variances were increases in interest expenses of $3.0 million and noninterest expenses of $3.5 million. The reduced corporate income tax rate from 35% in 2017 to 21% for 2018 was also a contributing factor for improved earnings when comparing the fourth quarter and fiscal year 2018 to the fourth quarter and fiscal year 2017.

"This has been a significant year for the Company, in terms of loan growth, core earnings and the divesture of our insurance agency Avon-Dixon," said Lloyd L. "Scott" Beatty Jr., CEO. "The proceeds from the sale of our insurance agency will provide the opportunity to fund new loan growth and expand our activities in some of our new markets. As we look forward to 2019, we are committed to our strategic plan for growing the Company both organically and through opportunistic acquisitions."

Balance Sheet Review
Total assets were $1.483 billion at December 31, 2018, a $89.2 million, or 6.4%, increase when compared to $1.394 billion at the end of 2017. The primary reason for the increase was the addition of $101.8 million in loans or 9.3%, which were funded by a decrease in investment securities available for sale of $42.5 million, and an increase in short-term and long-term borrowings of $54.1 million.

Total deposits at December 31, 2018 increased $9.6 million, or less than 1%, when compared to December 31, 2017. The increase was due to increases in rates paid on core deposits as well as a new insured cash sweep ("ICS") product for customers.

Total stockholders' equity increased $19.5 million, or 11.9%, when compared to the end of 2017 primarily due to current year's earnings which included the sale of Avon, partially offset by common stock dividends paid to shareholders of $4.1 million. At December 31, 2018, the ratio of total equity to total assets was 12.35% and the ratio of total tangible equity to total tangible assets was 11.13%, higher than the ratios of 11.75% and 9.65%, respectively, at December 31, 2017. These ratios were significantly impacted by the sale of Avon on December 31, 2018, which resulted in the transition of intangible assets to tangible assets.

Review of Quarterly Financial Results
Net interest income was $12.5 million for the fourth quarter of 2018, compared to $12.9 million for the third quarter of 2018 and $12.4 million for the fourth quarter of 2017. The decrease in net interest income when compared to the third quarter of 2018 was primarily due to an increase in interest on deposits of $751 thousand and borrowings of $128 thousand. The increase in interest on core deposits was implemented late in the third quarter and the entire fourth quarter of 2018 to combat competitive market rates. This had a significant impact on the net interest margin, resulting in a decline of 18 bps. The increase in net interest income when compared to the fourth quarter of 2017 was due to significant increases in average loans of $126.5 million, or 11.9%. Total interest income on loans increased $1.7 million, or 13.0% in the fourth quarter of 2018 as compared to the fourth quarter of 2017, which was mostly offset by an increase in interest expense of $1.6 million, or 261.9%. In addition, the yield on total earning assets increased 21 bps, while the cost of interest-bearing liabilities increased 64 bps quarter over quarter. These variances resulted in a net interest margin of 3.58% for the fourth quarter of 2018, compared to 3.81% for the fourth quarter of 2017.

The provision for credit losses was $460 thousand for the fourth quarter of 2018, $307 thousand for the third quarter of 2018 and $545 thousand for the fourth quarter of 2017. The higher level of provision for credit losses when comparing the fourth quarter of 2018 to the third quarter of 2018 was primarily due to one large credit of approximately $7.5 million, transitioning to nonaccrual during the fourth quarter. The Company took a partial charge-off on this relationship and no additional loss is anticipated. The decline in the provision for credit losses when comparing the fourth quarter of 2018 to the fourth quarter of 2017, was due to significant growth in the portfolio and overall improved credit quality despite the large nonaccrual added in the fourth quarter of 2018. Net charge-offs were $445 thousand for the fourth quarter of 2018, $100 thousand for the third quarter of 2018 and $59 thousand for the fourth quarter of 2017. The increase in net charge-offs was directly related to the one large credit discussed above. The ratio of annualized net charge-offs to average loans was 0.15% for the fourth quarter of 2018, 0.03% for the third quarter of 2018 and 0.02% for the fourth quarter of 2017. The ratio of the allowance for credit losses to period-end loans for both December 31, 2018 and September 30, 2018 was 0.87% and was 0.89% at December 31, 2017.

At December 31, 2018, nonperforming assets, excluding accruing TDRs, were $18.0 million, an increase of $9.1 million, or 102.8%, when compared to September 30, 2018 and an increase of $10.6 million, or 143.3%, when compared to December 31, 2017. Additionally, accruing TDRs were $8.7 million at December 31, 2018, a decrease of $270 thousand, or 3.0%, when compared to September 30, 2018 and a decrease of $4.7 million, or 35.0%, when compared to December 31, 2017. Although a significant nonaccrual loan was added late in the fourth quarter of 2018, the Company had been experiencing positive trends through continued workout efforts and charge-offs on persistent troubled borrowers for the last 12 months. At December 31, 2018, the ratio of nonperforming assets to total assets was 1.21%, higher than the 0.60% at September 30, 2018 and 0.53% at December 31, 2017. However, the ratio of accruing TDRs to total assets at December 31, 2018 was 0.58%, compared to 0.61% at September 30, 2018 and 0.96% at December 31, 2017.

Total noninterest income for the fourth quarter of 2018, excluding the sale of Avon, decreased $292 thousand, or 6.2%, when compared to the third quarter of 2018 and increased $79 thousand, or 1.8%, when compared to the fourth quarter of 2017. The decrease from the third quarter of 2018 was primarily due to a decline in insurance agency commissions of $179 thousand, which is typical during the last quarter of the year, and the additional distraction of the sale of Avon. The increase from the fourth quarter of 2017, excluding the sale of Avon, of $79 thousand was the result of increases in insurance agency commissions of $93 thousand and service charges on deposit accounts of $74 thousand, partially offset by a decrease in trust and investment fee income of $50 thousand.

Total noninterest expense for the fourth quarter of 2018 decreased $112 thousand, or 1.0%, when compared to the third quarter of 2018 and increased $542 thousand, or 5.1%, when compared to the fourth quarter of 2017. The decrease from the third quarter of 2018 was primarily due to lower costs associated with employee benefits due to reduced medical claims from the Company's self-funded insurance program and lower salaries and wages due to lower accrued bonus and incentive payouts. Partially offsetting these decreases in noninterest expense were higher legal and professional fees, mostly related to negotiating the sale of Avon, and a write-down of a single other real estate owned property of $212 thousand. The increase from the fourth quarter of 2017 was primarily due to increases in other real estate owned write-downs, higher legal fees due to the sale of Avon and additional amortization of intangibles acquired in the Northwest branch acquisition in 2017.

Review of 2018 Financial Results
Net interest income for 2018 was $50.6 million, an increase of $5.1 million, or 11.2%, when compared to 2017 primarily due to an increase in average loans of $169.7 million, or 17.3%. The significant increase in loans generated higher interest income of approximately $7.7 million, or 17.7%. Although the yields on loans remained flat when compared to 2017, the growth and the transition of lower yielding assets to higher yielding loans resulted in a higher overall yield on earning assets of 18bps. This was offset by higher rates paid on interest-bearing deposits and increased borrowings resulting in compression of the net interest margin to 3.74% for fiscal 2018 from 3.76% for fiscal 2017.

The provision for credit losses for 2018 and 2017 was $1.7 million and $2.3 million, respectively, while net charge-offs were $1.1 million and $1.2 million, respectively. The ratio of annualized net charge-offs to average loans was 0.10% for 2018 and 0.13% for 2017.

Total noninterest income, excluding the sale of Avon, for 2018 increased $603 thousand, or 3.4%, when compared to 2017. The increase was primarily due to increases in service charges on deposit accounts of $251 thousand and insurance agency commissions of $169 thousand.

Total noninterest expense for 2018 increased $3.5 million, or 8.6%, when compared to 2017. The increase was primarily due to the cost of operating four additional branches for an entire year which caused increases in almost all noninterest expense line items, offset by lower fees for data processing due to renegotiating the core processor contract in 2018 and lower legal/professional fees related to the branch acquisition in 2017.

Shore Bancshares Information
Shore Bancshares is a financial holding company headquartered in Easton, Maryland and is the largest independent bank holding company located on Maryland's Eastern Shore. It is the parent company of Shore United Bank and an insurance premium finance company, Mubell Finance, LLC. Shore Bancshares engages in trust and wealth management services through Wye Financial & Trust, a division of Shore United Bank. Additional information is available at www.shorebancshares.com.

Forward-Looking Statements
The statements contained herein that are not historical facts are forward-looking statements (as defined by the Private Securities Litigation Reform Act of 1995) based on management's current expectations and beliefs concerning future developments and their potential effects on the Company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. These statements are evidenced by terms such as "anticipate," "estimate," "should," "expect," "believe," "intend," and similar expressions. Although these statements reflect management's good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. For a discussion of these risks and uncertainties, see the section of the periodic reports filed by Shore Bancshares, Inc. with the Securities and Exchange Commission entitled "Risk Factors".

The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

Shore Bancshares, Inc.
Financial Highlights
(Dollars in thousands, except per share data)

	For the Three Months Ended				For the Twelve Months Ended
	December 31,				December 31,
	2018	2017	Change		2018	2017	Change
PROFITABILITY FOR THE PERIOD
Net interest income	$ 12,726	$ 12,369	2.9%		$ 50,635	$ 45,528	11.2%
Provision for credit losses	460	545	(15.6)		1,674	2,291	(26.9)
Noninterest income	16,910	4,339	289.7		31,089	17,750	75.1
Noninterest expense	11,174	10,632	5.1		44,750	41,202	8.6
Income before income taxes	18,002	5,531	225.5		35,300	19,785	78.4
Income tax expense	5,908	2,833	108.5		10,303	8,523	20.9
Net income	$ 12,094	$ 2,698	348.3		$ 24,997	$ 11,262	122.0

Return on average assets	3.28%	0.78%	250	bp	1.74%	0.87%	87	bp
Return on average equity	27.70	6.53	2,117		14.81	7.05	776
Return on average tangible equity (1)	34.42	8.36	2,606		18.78	8.36	1,042
Net interest margin	3.58	3.81	(23)		3.74	3.76	(2)
Efficiency ratio - GAAP	37.70	63.63	(2,593)		54.76	65.11	(1,035)
Efficiency ratio - Non-GAAP (1)	36.72	62.73	(2,601)		53.57	64.37	(1,080)

PER SHARE DATA
Basic net income per common share	$ 0.95	$ 0.21	352.4%		$ 1.96	$ 0.89	120.2%
Diluted net income per common share	0.95	0.21	352.4		1.96	0.89	120.2
Dividends paid per common share	0.09	0.07	28.6		0.32	0.22	45.5
Book value per common share at period end	14.37	12.90	11.4
Tangible book value per common share at period end (1)	12.77	10.36	23.3
Market value at period end	14.54	16.70	(12.9)		14.54
Market range:
High	18.32	18.49	(0.9)		20.09	18.49	8.7
Low	12.95	15.74	(17.7)		12.95	14.64	(11.5)

AVERAGE BALANCE SHEET DATA
Loans	$ 1,189,504	$ 1,062,980	11.9%		$ 1,153,169	$ 983,484	17.3%
Investment securities	177,700	211,910	(16.1)		189,879	201,879	(5.9)
Earning assets	1,385,368	1,294,768	7.0		1,357,755	1,216,182	11.6
Assets	1,463,839	1,378,553	6.2		1,435,914	1,287,751	11.5
Deposits	1,197,445	1,202,260	(0.4)		1,180,288	1,118,075	5.6
Stockholders' equity	173,214	163,893	5.7		168,782	159,741	5.7

CREDIT QUALITY DATA
Net charge-offs	$ 445	$ 59	654.2%		$ 1,112	$ 1,236	(10.0)%

Nonaccrual loans	$ 16,655	$ 4,971	235.0
Loans 90 days past due and still accruing	139	639	(78.2)
Other real estate owned	1,222	1,794	(31.9)
Total nonperforming assets	18,016	7,404	143.3
Accruing troubled debt restructurings (TDRs)	8,663	13,326	(35.0)
Total nonperforming assets and accruing TDRs	$ 26,679	$ 20,730	28.7

CAPITAL AND CREDIT QUALITY RATIOS
Period-end equity to assets	12.35%	11.75%	60	bp
Period-end tangible equity to tangible assets (1)	11.13	9.65	148

Annualized net charge-offs to average loans	0.15	0.02	13		0.10%	0.13%	(3)	bp

Allowance for credit losses as a percent of:
Period-end loans	0.87	0.89	(2)
Nonaccrual loans	62.10	196.76	(13,466)
Nonperforming assets	57.41	132.10	(7,469)
Accruing TDRs	119.39	73.40	4,599
Nonperforming assets and accruing TDRs	38.77	47.18	(841)

As a percent of total loans:
Nonaccrual loans	1.39	0.45	94
Accruing TDRs	0.72	1.22	(50)
Nonaccrual loans and accruing TDRs	2.12	1.67	45

As a percent of total loans+other real estate owned:
Nonperforming assets	1.51	0.68	83
Nonperforming assets and accruing TDRs	2.23	1.89	34

As a percent of total assets:
Nonaccrual loans	1.12	0.36	76
Nonperforming assets	1.21	0.53	68
Accruing TDRs	0.58	0.96	(38)
Nonperforming assets and accruing TDRs	1.80	1.49	31

(1) See the reconciliation table on page 12 of 12.

Shore Bancshares, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)

			December 31, 2018
	December 31,	December 31,	compared to
	2018	2017	December 31, 2017
ASSETS
Cash and due from banks	$ 16,294	$ 21,534	(24.3)%
Interest-bearing deposits with other banks	50,931	10,286	395.1
Cash and cash equivalents	67,225	31,820	111.3

Investment securities available for sale (at fair value)	154,432	196,955	(21.6)
Investment securities held to maturity	6,043	6,247	(3.3)
Equity securities, at fair value	1,269	-	-
Federal Reserve and Federal Home Loan Bank stock	6,476	3,735	73.4

Loans	1,195,355	1,093,514	9.3
Less: allowance for credit losses	(10,343)	(9,781)	5.7
Loans, net	1,185,012	1,083,733	9.3

Premises and equipment, net	22,711	23,054	(1.5)
Goodwill	17,526	27,618	(36.5)
Other intangible assets, net	2,857	4,719	(39.5)
Other real estate owned, net	1,222	1,794	(31.9)
Other assets	18,303	14,185	29.0

Total assets	$ 1,483,076	$ 1,393,860	6.4

LIABILITIES
Noninterest-bearing deposits	$ 330,466	$ 328,322	0.7
Interest-bearing deposits	881,875	874,459	0.8
Total deposits	1,212,341	1,202,781	0.8

Short-term borrowings	60,812	21,734	179.8
Long-term borrowings	15,000	-	-
Accrued expenses and other liabilities	11,738	5,609	109.3
Total liabilities	1,299,891	1,230,124	5.7

STOCKHOLDERS' EQUITY
Common stock, par value $0.01; authorized
35,000,000 shares	127	127	-
Additional paid in capital	65,434	65,256	0.3
Retained earnings	120,574	99,662	21.0
Accumulated other comprehensive (loss)	(2,950)	(1,309)	(125.4)
Total stockholders' equity	183,185	163,736	11.9

Total liabilities and stockholders' equity	$ 1,483,076	$ 1,393,860	6.4

Period-end common shares outstanding	12,749	12,688	0.5
Book value per common share	$ 14.37	$ 12.90	11.4

Shore Bancshares, Inc.
Consolidated Statements of Income
(In thousands, except per share data)

	For the Three Months Ended			For the Twelve Months Ended
	December 31,			December 31,
	2018	2017	% Change	2018	2017	% Change
INTEREST INCOME
Interest and fees on loans	$ 13,452	$ 11,855	13.5%	$ 51,332	$ 43,617	17.7%
Interest on investment securities:
Taxable	1,339	1,048	27.8	4,289	3,847	11.5
Tax-exempt	-	-	-	-	3	(100.0)
Interest on deposits with other banks	103	65	58.5	286	334	(14.4)
Total interest income	14,894	12,968	14.9	55,907	47,801	17.0

INTEREST EXPENSE
Interest on deposits	1,577	586	169.1	3,531	2,242	57.5
Interest on short-term borrowings	486	13	3,638.5	1,636	31	5,177.4
Interest on long-term borrowings	105	-	-	105	-	-
Total interest expense	2,168	599	261.9	5,272	2,273	131.9

NET INTEREST INCOME	12,726	12,369	2.9	50,635	45,528	11.2
Provision for credit losses	460	545	(15.6)	1,674	2,291	(26.9)

NET INTEREST INCOME AFTER PROVISION
FOR CREDIT LOSSES	12,266	11,824	3.7	48,961	43,237	13.2

NONINTEREST INCOME
Service charges on deposit accounts	1,045	971	7.6	3,879	3,628	6.9
Trust and investment fee income	360	410	(12.2)	1,557	1,532	1.6
Gains on sales and calls of investment securities	-	-	-	-	5	-
Gain on sale of insurance agency	12,736	-	-	12,736	-	-
Insurance agency commissions	1,991	1,898	4.9	9,006	8,837	1.9
Other noninterest income	778	1,060	(26.6)	3,911	3,748	4.3
Total noninterest income	16,910	4,339	289.7	31,089	17,750	75.1

NONINTEREST EXPENSE
Salaries and wages	5,319	5,503	(3.3)	21,691	20,011	8.4
Employee benefits	1,017	1,081	(5.9)	5,174	4,645	11.4
Occupancy expense	747	746	0.1	3,050	2,696	13.1
Furniture and equipment expense	271	232	16.8	1,084	1,035	4.7
Data processing	875	871	0.5	3,455	3,680	(6.1)
Directors' fees	145	99	46.5	556	380	46.3
Amortization of intangible assets	281	112	150.9	912	315	189.5
FDIC insurance premium expense	159	201	(20.9)	771	599	28.7
Other real estate owned expenses, net	228	(86)	365.1	353	272	29.8
Legal and professional fees	626	453	38.2	2,058	2,308	(10.8)
Other noninterest expenses	1,506	1,420	6.1	5,646	5,261	7.3
Total noninterest expense	11,174	10,632	5.1	44,750	41,202	8.6

Income before income taxes	18,002	5,531	225.5	35,300	19,785	78.4
Income tax expense	5,908	2,833	108.5	10,303	8,523	20.9

NET INCOME	$ 12,094	$ 2,698	348.3	$ 24,997	$ 11,262	122.0

Weighted average shares outstanding - basic	12,749	12,688	0.5	12,739	12,682	0.4
Weighted average shares outstanding - diluted	12,766	12,750	0.1	12,753	12,718	0.3

Basic net income per common share	$ 0.95	$ 0.21	352.4	$ 1.96	$ 0.89	120.2
Diluted net income per common share	0.95	0.21	352.4	1.96	0.89	120.2
Dividends paid per common share	0.09	0.07	28.6	0.32	0.22	45.5

Shore Bancshares, Inc.
Consolidated Average Balance Sheets
(Dollars in thousands)

	For the Three Months Ended				For the Twelve Months Ended
	December 31,				December 31,
	2018		2017		2018		2017
	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/
	balance	rate	balance	rate	balance	rate	balance	rate
Earning assets
Loans (1), (2), (3)	$ 1,189,504	4.50%	$ 1,062,980	4.45%	$ 1,153,169	4.46%	$ 983,484	4.46%
Investment securities (1)
Taxable	177,700	2.46	211,910	1.98	189,879	2.26	201,792	1.91
Tax-exempt	-	-	-	-	-	-	87	5.42
Interest-bearing deposits	18,164	2.25	19,878	1.30	14,707	1.94	30,819	1.08
Total earning assets	1,385,368	4.20%	1,294,768	3.99%	1,357,755	4.13%	1,216,182	3.95%
Cash and due from banks	18,204		18,589		17,327		15,896
Other assets	70,858		74,700		71,110		64,854
Allowance for credit losses	(10,591)		(9,504)		(10,278)		(9,181)
Total assets	$ 1,463,839		$ 1,378,553		$ 1,435,914		$ 1,287,751

Interest-bearing liabilities
Demand deposits	$ 218,519	0.53%	$ 222,321	0.24%	$ 215,600	0.32%	$ 210,139	0.20%
Money market and savings deposits	378,163	0.68	382,438	0.12	378,344	0.27	339,971	0.12
Brokered deposits	22,816	2.17	-	-	14,844	2.12	-	-
Certificates of deposit $100,000 or more	97,023	0.94	110,458	0.49	98,331	0.67	118,723	0.51
Other time deposits	141,702	0.80	158,241	0.49	146,492	0.57	152,959	0.53
Interest-bearing deposits	858,223	0.73	873,458	0.27	853,611	0.41	821,792	0.27
Short-term borrowings	72,462	2.66	6,087	0.86	77,311	2.12	4,525	0.68
Long-term borrowings	14,348	2.89	-	-	3,616	2.89	-	-
Total interest-bearing liabilities	945,033	0.91%	879,545	0.27%	934,538	0.56%	826,317	0.28%
Noninterest-bearing deposits	339,222		328,802		326,677		296,283
Accrued expenses and other liabilities	6,370		6,313		5,917		5,410
Stockholders' equity	173,214		163,893		168,782		159,741
Total liabilities and stockholders' equity	$ 1,463,839		$ 1,378,553		$ 1,435,914		$ 1,287,751

Net interest spread		3.29%		3.72%		3.57%		3.67%
Net interest margin		3.58%		3.81%		3.74%		3.76%

(1) All amounts are reported on a tax-equivalent basis computed using the statutory federal income tax rate of 21.0%, for the fourth quarter of 2018 and the year to date period in 2018 and 35% for all quarters during 2017, exclusive of the alternative minimum tax rate and nondeductible interest expense.
(2) Average loan balances include nonaccrual loans.
(3) Interest income on loans includes amortized loan fees, net of costs and accretion of discounts on acquired loans, which are included in the yield calculations.

Shore Bancshares, Inc.
Financial Highlights By Quarter
(Dollars in thousands, except per share data)

	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	Q4 2018		Q4 2018
	2018	2018	2018	2018	2017	compared to		compared to
	Q4 2018	Q3 2018	Q2 2018	Q1 2018	Q4 2017	Q3 2018		Q4 2017
PROFITABILITY FOR THE PERIOD
Taxable-equivalent net interest income	$ 12,756	$ 12,975	$ 12,661	$ 12,357	$ 12,430	(1.7)%		2.6%
Less: Taxable-equivalent adjustment	30	28	28	28	61	7.1		(50.8)
Net interest income	12,726	12,947	12,633	12,329	12,369	(1.7)		2.9
Provision for credit losses	460	307	418	489	545	49.8		(15.6)
Noninterest income	16,910	4,710	4,540	4,929	4,339	259.0		289.7
Noninterest expense	11,174	11,286	10,828	11,462	10,632	(1.0)		5.1
Income before income taxes	18,002	6,064	5,927	5,307	5,531	196.9		225.5
Income tax expense	5,908	1,610	1,536	1,249	2,833	267.0		108.5
Net income	$ 12,094	$ 4,454	$ 4,391	$ 4,058	$ 2,698	171.5		348.3

Return on average assets	3.28%	1.21%	1.24%	1.18%	0.78%	207	bp	250	bp
Return on average equity	27.70	10.38	10.58	9.97	6.53	1,732		2,117
Return on average tangible equity (1)	34.42	13.36	13.65	12.70	8.36	2,106		2,606
Net interest margin	3.58	3.76	3.79	3.83	3.81	(18)		(23)
Efficiency ratio - GAAP	37.70	63.92	63.05	66.42	63.63	(2,622)		(2,593)
Efficiency ratio - Non-GAAP (1)	36.72	62.23	61.56	65.67	62.73	(2,551)		(2,601)

PER SHARE DATA
Basic net income per common share	$ 0.95	$ 0.35	$ 0.34	$ 0.32	$ 0.21	171.4%		352.4%
Diluted net income per common share	0.95	0.35	0.34	0.32	0.21	171.4		352.4
Dividends paid per common share	0.09	0.08	0.08	0.07	0.07	12.5		28.6
Book value per common share at period end	14.37	13.45	13.19	12.95	12.90	6.8		11.4
Tangible book value per common share at period end (1)	12.77	10.96	10.68	10.42	10.36	16.5		23.3
Market value at period end	14.54	17.82	19.02	18.86	16.70	(18.4)		(12.9)
Market range:
High	18.32	19.84	20.09	19.80	18.49	(7.7)		(0.9)
Low	12.95	16.63	17.92	16.28	15.74	(22.1)		(17.7)

AVERAGE BALANCE SHEET DATA
Loans	$ 1,189,504	$ 1,174,513	$ 1,141,296	$ 1,106,213	$ 1,062,980	1.3%		11.9%
Investment securities	177,700	178,572	186,453	197,285	211,910	(0.5)		(16.1)
Earning assets	1,385,368	1,370,573	1,341,050	1,313,249	1,294,768	1.1		7.0
Assets	1,463,839	1,457,074	1,425,947	1,396,001	1,378,553	0.5		6.2
Deposits	1,197,445	1,192,845	1,161,790	1,168,613	1,202,260	0.4		(0.4)
Stockholders' equity	173,214	170,299	166,480	165,070	163,893	1.7		5.7

CREDIT QUALITY DATA
Net charge-offs	$ 445	$ 100	$ 84	$ 352	$ 59	345.0%		654.2%

Nonaccrual loans	$ 16,655	$ 7,362	$ 6,757	$ 7,009	$ 4,971	126.2		235.0
Loans 90 days past due and still accruing	139	3	-	61	639	4,533.3		(78.2)
Other real estate owned	1,222	1,518	1,569	1,569	1,794	(19.5)		(31.9)
Total nonperforming assets	$ 18,016	$ 8,883	$ 8,326	$ 8,639	$ 7,404	102.8		143.3

Accruing troubled debt restructurings (TDRs)	$ 8,663	$ 8,933	$ 9,620	$ 9,726	$ 13,326	(3.0)		(35.0)

Total nonperforming assets and accruing TDRs	$ 26,679	$ 17,816	$ 17,946	$ 18,365	$ 20,730	49.7		28.7

CAPITAL AND CREDIT QUALITY RATIOS
Period-end equity to assets	12.35%	11.63%	11.58%	11.60%	11.75%	72	bp	60	bp
Period-end tangible equity to tangible assets (1)	11.13	9.69	9.59	9.55	9.65	144		148

Annualized net charge-offs to average loans	0.15	0.03	0.03	0.13	0.02	12		13

Allowance for credit losses as a percent of:
Period-end loans	0.87	0.87	0.87	0.89	0.89	-		(2)
Nonaccrual loans	62.10	140.29	149.79	141.50	196.76	(7,819)		(13,466)
Nonperforming assets	57.41	116.27	121.56	114.80	132.10	(5,886)		(7,469)
Accruing TDRs	119.39	115.62	105.21	101.97	73.40	377		4,599
Nonperforming assets and accruing TDRs	38.77	57.97	56.40	54.00	47.18	(1,920)		(841)

As a percent of total loans:
Nonaccrual loans	1.39	0.62	0.58	0.63	0.45	77		94
Accruing TDRs	0.72	0.76	0.83	0.87	1.22	(4)		(50)
Nonaccrual loans and accruing TDRs	2.12	1.38	1.42	1.50	1.67	74		45

As a percent of total loans+other real estate owned:
Nonperforming assets	1.51	0.75	0.72	0.77	0.68	76		83
Nonperforming assets and accruing TDRs	2.23	1.51	1.55	1.64	1.89	72		34

As a percent of total assets:
Nonaccrual loans	1.12	0.50	0.47	0.49	0.36	62		76
Nonperforming assets	1.21	0.60	0.57	0.61	0.53	61		68
Accruing TDRs	0.58	0.61	0.66	0.68	0.96	(3)		(38)
Nonperforming assets and accruing TDRs	1.80	1.21	1.24	1.29	1.49	59		31

(1) See the reconciliation table on page 12 of 12.

Shore Bancshares, Inc.
Consolidated Statements of Income By Quarter
(In thousands, except per share data)

						Q4 2018	Q4 2018
						compared to	compared to
	Q4 2018	Q3 2018	Q2 2018	Q1 2018	Q4 2017	Q3 2018	Q4 2017
INTEREST INCOME
Interest and fees on loans	$ 13,452	$ 13,205	$ 12,631	$ 12,044	$ 11,855	1.9%	13.5%
Interest on investment securities:
Taxable	1,339	947	982	1,021	1,048	41.4	27.8
Interest on deposits with other banks	103	84	61	38	65	22.6	58.5
Total interest income	14,894	14,236	13,674	13,103	12,968	4.6	14.9

INTEREST EXPENSE
Interest on deposits	1,577	826	580	548	586	90.9	169.1
Interest on short-term borrowings	486	463	461	226	13	5.0	3,638.5
Interest on long-term borrowings	105	-	-	-	-	-	-
Total interest expense	2,168	1,289	1,041	774	599	68.2	261.9

NET INTEREST INCOME	12,726	12,947	12,633	12,329	12,369	(1.7)	2.9
Provision for credit losses	460	307	418	489	545	49.8	(15.6)

NET INTEREST INCOME AFTER PROVISION
FOR CREDIT LOSSES	12,266	12,640	12,215	11,840	11,824	(3.0)	3.7

NONINTEREST INCOME
Service charges on deposit accounts	1,045	982	947	905	971	6.4	7.6
Trust and investment fee income	360	383	414	400	410	(6.0)	(12.2)
Gain on sale of insurance agency	12,736	-	-	-	-	-	-
Insurance agency commissions	1,991	2,170	2,151	2,694	1,898	(8.2)	4.9
Other noninterest income	778	1,175	1,028	930	1,060	(33.8)	(26.6)
Total noninterest income	16,910	4,710	4,540	4,929	4,339	259.0	289.7

NONINTEREST EXPENSE
Salaries and wages	5,319	5,516	5,383	5,473	5,503	(3.6)	(3.3)
Employee benefits	1,017	1,271	1,369	1,517	1,081	(20.0)	(5.9)
Occupancy expense	747	767	755	781	746	(2.6)	0.1
Furniture and equipment expense	271	251	275	287	232	8.0	16.8
Data processing	875	963	720	897	871	(9.1)	0.5
Directors' fees	145	145	152	114	99	-	46.5
Amortization of intangible assets	281	281	239	111	112	-	150.9
FDIC insurance premium expense	159	193	214	205	201	(17.6)	(20.9)
Other real estate owned expenses, net	228	166	5	(46)	(86)	37.3	365.1
Legal and professional fees	626	463	505	464	453	35.2	38.2
Other noninterest expenses	1,506	1,270	1,211	1,659	1,420	18.6	6.1
Total noninterest expense	11,174	11,286	10,828	11,462	10,632	(1.0)	5.1

Income before income taxes	18,002	6,064	5,927	5,307	5,531	196.9	225.5
Income tax expense	5,908	1,610	1,536	1,249	2,833	267.0	108.5

NET INCOME	$ 12,094	$ 4,454	$ 4,391	$ 4,058	$ 2,698	171.5	348.3

Weighted average shares outstanding - basic	12,749	12,748	12,744	12,715	12,688	0.0	0.5
Weighted average shares outstanding - diluted	12,766	12,761	12,757	12,731	12,750	0.0	0.1

Basic net income per common share	$ 0.95	$ 0.35	$ 0.34	$ 0.32	$ 0.21	171.4	352.4
Diluted net income per common share	0.95	0.35	0.34	0.32	0.21	171.4	352.4
Dividends paid per common share	0.09	0.08	0.08	0.07	0.07	12.5	28.6

Shore Bancshares, Inc.
Consolidated Average Balance Sheets By Quarter
(Dollars in thousands)

											Average balance
											Q4 2018	Q4 2018
											compared to	compared to
	Q4 2018		Q3 2018		Q2 2018		Q1 2018		Q4 2017		Q3 2018	Q4 2017
	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/
	balance	rate	balance	rate	balance	rate	balance	rate	balance	rate
Earning assets
Loans (1), (2), (3)	1,189,504	4.50%	$ 1,174,513	4.47%	$ 1,141,296	4.45%	$ 1,106,213	4.44%	$ 1,062,980	4.45%	1.3%	11.9%
Investment securities (1)
Taxable	177,700	2.46	178,572	2.12	186,453	2.11	197,285	2.07	211,910	1.98	(0.5)	(16.1)
Interest-bearing deposits	18,164	2.25	17,488	1.91	13,301	1.82	9,751	1.60	19,878	1.30	3.9	(8.6)
Total earning assets	1,385,368	4.20%	1,370,573	4.13%	1,341,050	4.10%	1,313,249	4.06%	1,294,768	3.99%	1.1	7.0
Cash and due from banks	18,204		17,790		16,905		16,384		18,589		2.3	(2.1)
Other assets	70,858		79,065		78,185		76,336		74,700		(10.4)	(5.1)
Allowance for credit losses	(10,591)		(10,354)		(10,193)		(9,968)		(9,504)		2.3	11.4
Total assets	$ 1,463,839		$ 1,457,074		$ 1,425,947		$ 1,396,001		$ 1,378,553		0.5	6.2

Interest-bearing liabilities
Demand deposits	$ 218,519	0.53%	$ 221,905	0.32%	$ 204,068	0.21%	$ 216,808	0.23%	$ 222,321	0.24%	(1.5)	(1.7)
Money market and savings deposits	378,163	0.68	373,357	0.14	381,047	0.13	380,890	0.13	382,438	0.12	1.3	(1.1)
Brokered deposits	22,816	2.17	25,507	2.01	10,684	1.96	-	-	-	-	(10.6)	-
Certificates of deposit $100,000 or more	97,023	0.94	97,563	0.69	96,873	0.54	101,929	0.50	110,458	0.49	(0.6)	(12.2)
Other time deposits	141,702	0.80	145,130	0.57	146,946	0.45	152,321	0.48	158,241	0.49	(2.4)	(10.5)
Interest-bearing deposits	858,223	0.73	863,462	0.36	839,618	0.27	851,948	0.26	873,458	0.27	(0.6)	(1.7)
Short-term borrowings	72,462	2.66	87,925	2.09	91,980	2.01	56,586	1.62	6,087	0.86	(17.6)	1,090.4
Long-term borrowings	14,348	2.89	-	-	-	-	-	-	-	-	-	-
Total interest-bearing liabilities	945,033	0.91%	951,387	0.52%	931,598	0.44%	908,534	0.35%	879,545	0.27%	(0.7)	7.4
Noninterest-bearing deposits	339,222		329,383		322,172		316,665		328,802		3.0	3.2
Accrued expenses and other liabilities	6,370		6,005		5,697		5,732		6,313		6.1	0.9
Stockholders' equity	173,214		170,299		166,480		165,070		163,893		1.7	5.7
Total liabilities and stockholders' equity	$ 1,463,839		$ 1,457,074		$ 1,425,947		$ 1,396,001		$ 1,378,553		0.5	6.2

Net interest spread		3.29%		3.61%		3.66%		3.71%		3.72%
Net interest margin		3.58%		3.76%		3.79%		3.83%		3.81%

(1) All amounts are reported on a tax-equivalent basis computed using the statutory federal income tax rate of 21.0%, for all quarters of 2018 and 35% for all quarters during 2017, exclusive of the alternative minimum tax rate and nondeductible interest expense.
(2) Average loan balances include nonaccrual loans.
(3) Interest income on loans includes amortized loan fees, net of costs and accretion of discounts on acquired loans, which are included in the yield calculations.

Shore Bancshares, Inc.
Reconciliation of Generally Accepted Accounting Principles (GAAP)
and Non-GAAP Measures
(In thousands, except per share data)

						YTD	YTD
	Q4 2018	Q3 2018	Q2 2018	Q1 2018	Q4 2017	12/31/2018	12/31/2017

The following reconciles return on average equity and return on average tangible equity (Note 1):

Net income	$ 12,094	$ 4,454	$ 4,391	$ 4,058	$ 2,698	$ 24,997	$ 11,262
Net income - annualized (A)	$ 47,982	$ 17,671	$ 17,612	$ 16,457	$ 10,704	$ 24,997	$ 11,262

Net income, excluding net amortization of intangible assets	$ 12,304	$ 4,664	$ 4,574	$ 4,143	$ 2,766	$ 25,685	$ 11,453

Net income, excluding net amortization of intangible
assets - annualized (B)	$ 48,815	$ 18,504	$ 18,346	$ 16,802	$ 10,974	$ 25,685	$ 11,453

Average stockholders' equity (C)	$ 173,214	$ 170,299	$ 166,480	$ 165,070	$ 163,893	$ 168,782	$ 159,741
Less: Average goodwill and other intangible assets	(31,410)	(31,810)	(32,088)	(32,721)	(32,678)	(32,003)	(22,816)
Average tangible equity (D)	$ 141,804	$ 138,489	$ 134,392	$ 132,349	$ 131,215	$ 136,779	$ 136,925

Return on average equity (GAAP) (A)/(C)	27.70%	10.38%	10.58%	9.97%	6.53%	14.81%	7.05%
Return on average tangible equity (Non-GAAP) (B)/(D)	34.42%	13.36%	13.65%	12.70%	8.36%	18.78%	8.36%

The following reconciles GAAP efficiency ratio and non-GAAP
efficiency ratio (Note 2):

Noninterest expense (E)	$ 11,174	$ 11,286	$ 10,828	$ 11,462	$ 10,632	$ 44,750	$ 41,202
Less: Amortization of intangible assets	(281)	(281)	(239)	(111)	(112)	(912)	(315)
Adjusted noninterest expense (F)	$ 10,893	$ 11,005	$ 10,589	$ 11,351	$ 10,520	$ 43,838	$ 40,887

Net interest income (G)	12,726	12,947	12,633	12,329	12,369	50,635	45,528
Add: Taxable-equivalent adjustment	30	28	28	28	61	114	242
Taxable-equivalent net interest income (H)	$ 12,756	$ 12,975	$ 12,661	$ 12,357	$ 12,430	$ 50,749	$ 45,770

Noninterest income (I)	$ 16,910	$ 4,710	$ 4,540	$ 4,929	$ 4,339	$ 31,089	17,750
Less: Investment securities (gains)	-	-	-	-	-	-	(5)
Adjusted noninterest income (J)	$ 16,910	$ 4,710	$ 4,540	$ 4,929	$ 4,339	$ 31,089	$ 17,745

Efficiency ratio (GAAP) (E)/(G)+(I)	37.70%	63.92%	63.05%	66.42%	63.63%	54.76%	65.11%
Efficiency ratio (Non-GAAP) (F)/(H)+(J)	36.72%	62.23%	61.56%	65.67%	62.73%	53.57%	64.37%

The following reconciles book value per common share and tangible book value per common share (Note 1):

Stockholders' equity (L)	$ 183,185	$ 171,419	$ 168,115	$ 164,977	$ 163,736
Less: Goodwill and other intangible assets	(20,383)	(31,706)	(31,987)	(32,226)	(32,337)
Tangible equity (M)	$ 162,802	$ 139,713	$ 136,128	$ 132,751	$ 131,399

Shares outstanding (N)	12,749	12,748	12,747	12,736	12,688

Book value per common share (GAAP) (L)/(N)	$ 14.37	$ 13.45	$ 13.19	$ 12.95	$ 12.90
Tangible book value per common share (Non-GAAP) (M)/(N)	$ 12.77	$ 10.96	$ 10.68	$ 10.42	$ 10.36

The following reconciles equity to assets and
tangible equity to tangible assets (Note 1):

Stockholders' equity (O)	$ 183,185	$ 171,419	$ 168,115	$ 164,977	$ 163,736
Less: Goodwill and other intangible assets	(20,383)	(31,706)	(31,987)	(32,226)	(32,337)
Tangible equity (P)	$ 162,802	$ 139,713	$ 136,128	$ 132,751	$ 131,399

Assets (Q)	$ 1,483,076	$ 1,473,543	$ 1,451,714	$ 1,421,606	$ 1,393,860
Less: Goodwill and other intangible assets	(20,383)	(31,706)	(31,987)	(32,226)	(32,337)
Tangible assets (R)	$ 1,462,693	$ 1,441,837	$ 1,419,727	$ 1,389,380	$ 1,361,523

Period-end equity/assets (GAAP) (O)/(Q)	12.35%	11.63%	11.58%	11.60%	11.75%
Period-end tangible equity/tangible assets (Non-GAAP) (P)/(R)	11.13%	9.69%	9.59%	9.55%	9.65%

Note 1: Management believes that reporting tangible equity and tangible assets more closely approximates the adequacy of capital for regulatory purposes.

Note 2: Management believes that reporting the non-GAAP efficiency ratio more closely measures its effectiveness of controlling cash-based operating activities.

CONTACT: Edward Allen, Senior Vice President and Chief Financial Officer, 410-763-7800